EXHIBIT 10.01
PROMISSORY NOTE PURCHASE AGREEMENT

THIS PROMISSORY NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of August 21, 2009 by and among Gabriel Technologies Corporation, a Delaware corporation (the “Company”), and the investors listed on the Schedule of Investors attached hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, the Company desires to raise capital of up to $300,000 pursuant to this Agreement (the “Financing”);

WHEREAS, the Investors desire to purchase, and the Company desires to sell to each initial Investor (each an “Initial Investor”) who desires to participate in the Initial Closing (as defined below), a Promissory Note in the form attached hereto as Exhibit A (with all such Promissory Notes issued in the Initial Closing or any Interim Closing (as defined below) referred to herein individually as a “Note” and collectively as the “Notes”) in the principal amount set forth opposite such Investor’s name on Schedule A), upon the terms and conditions set forth in this Agreement; and

WHEREAS, subsequent to the Initial Closing and until such time as the Company has (a) sold Notes in the aggregate principal amount of $300,000 or, (b) in its discretion, determined that the offering of the Notes should be terminated (the “Open Investment Period”), the Company desires to offer and sell additional Notes to additional parties that elect to participate in the Financing (the “Additional Investors”), each of whom would become an Investor pursuant to this Agreement, at one or more Interim Closings (as defined below) in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1.      Purchase and Sale of Notes; Closings.

1.1  Sale and Issuance of Notes to Initial Investors at Initial Closing.  Subject to the terms and conditions of this Agreement, the initial purchase and sale of the Notes shall take place at the principal office of the Company (the “Closing Location”), at 10:00 A.M., on August 21, 2009 (which time and place are designated as the “Initial Closing”).  At the Initial Closing, the Company shall deliver to each Initial Investor the original Note that such Initial Investor is purchasing at the Initial Closing upon confirmation of receipt of payment of the purchase price therefor, which purchase price shall equal the principal amount of the Note purchased (the “Purchase Price”) and shall be paid in cash by wire transfer.

1.2  Sale and Issuance of Notes at Interim Closings.  Subject to this Section 1.2, after the Initial Closing, the Company may sell additional Notes to Additional Investors at one or more interim closings (each an “Interim Closing,” and collectively referred to herein along with the Initial Closing as the “Closings,” or, as applicable, individually as a “Closing”), provided that any such sale is pursuant to this Agreement and any such Interim Closing occurs on or before the end of the Open Investment Period.  Any Additional Investor purchasing a Note at any Interim Closing shall become a party to this Agreement in full capacity as an “Investor” in this Agreement, as if such person had purchased Notes at the Initial Closing by executing and delivering to the Company a counterpart signature page to this Agreement.  The representations and warranties of the Company set forth in Section 2 hereof shall speak as of the date of each Closing, and the representations and warranties of each applicable Additional Investor in Section 3 hereof shall speak as of the date of the applicable Closing.  At each Interim Closing, (i) this Agreement, including without limitation the Schedule of Investors attached hereto, may be amended by the Company without the consent of the Investors to include any Additional Investors as parties hereto and to add each Additional Investor and the principal amount of the Note being purchased by such Additional Investor to the Schedule of Investors attached hereto, and (ii) the Company shall deliver to each Additional Investor the original Note that such Additional Investor purchases at such Interim Closing upon confirmation of receipt of payment of the Purchase Price therefor, which Purchase Price shall equal the principal amount of the Note purchased, in cash by wire transfer.  Any Notes sold pursuant to this Section 1.2 shall be deemed to be “Notes” for all purposes under this Agreement.

2.      Representations and Warranties of the Company.  The Company represents and warrants the following:

2.1  Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2  Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Notes, the performance of all obligations of the Company hereunder and under the Notes, and the authorization, sale and issuance of the Notes being sold hereunder, has been taken or will be taken prior to the Initial Closing.  This Agreement and the Notes constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.3  Offering.  Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the issuance and sale of the Notes as contemplated by this Agreement are intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”); and

2.4  Compliance With Other Instruments.  The Company is not in material violation of any provision of its Certificate of Incorporation as amended to date, or Bylaws nor, to its knowledge, will the execution and performance of this Agreement or the Notes constitute a violation or breach of any other agreement between the Company and any other person or entity.

3.      Representations and Warranties of the Investors.  Each Investor, severally and not jointly, hereby represents, warrants and covenants that:

3.1  Authorization.  Such Investor has full power and authority to enter into this Agreement, and this Agreement is a legal, valid and binding agreement of such Investor, enforceable in accordance with its terms.

3.2  Purchase Entirely For Own Account.  This Agreement is made with such Investor in reliance upon such Investor’s representations to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Notes to be received by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same.  By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Note(s).

3.3  Disclosure of Information.  Such Investor has received all the information it requested from the Company for deciding whether to purchase the Notes.  Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and the business, properties, prospects, litigation matters, and financial condition of the Company, including but not limited to information relating to litigation the Company is currently engaged in with Qualcomm Inc.

3.4  Investment Experience.  Such Investor is an investor in securities of companies of this type and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes.  If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Notes.

3.5  Accredited Investor.  Such Investor is an “accredited investor” as defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act.

3.6  Restricted Securities.  Such Investor understands that the Notes to be purchased hereunder are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Notes may be resold without registration under the Securities Act only in certain limited circumstances.  In the absence of an effective registration statement covering the Notes or an available exemption from registration under the Securities Act, the Notes must be held indefinitely.  In this connection, such Investor represents that it is familiar with SEC Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, including without limitation the Rule 144 condition that current information about the Company be available to the public.  Such information is not now available.

3.7  Legends.  Such Investor understands and acknowledges that each Note shall be endorsed with the legend set forth below:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL THIS NOTE IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

3.8  True and Correct Information.  All information that Investor has provided or caused to be provided to the Company in connection with the purchase of the Notes hereunder is correct and complete as of the date set forth on the Investor’s signature page of this Agreement.

3.9  Reliance.  Such Investor understands that the acceptance of this Agreement by the Company will be based, in part, on the Investor’s representations, warranties, covenants and acknowledgements set forth in this Section 3.  The Investor agrees to indemnify the Company from any and all claims, losses, damages and expenses (including without limit attorneys’ fees and disbursements) arising out of any alleged material breach of this Agreement by the Investor or material inaccuracy of any representation or warranty by the Investor.

3.10  Further Limitations on Disposition.  Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Notes unless and until:

(a)  Such transferee has agreed in writing for the benefit of the Company to be bound by this Agreement, and

(b)  Such Investor shall have notified the Company in writing of the proposed disposition, and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act.

3.11  Tax Advisors.  Such Investor has reviewed with such Investor’s own tax advisors the foreign, federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement.  Each such Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that each such Investor (and not the Company) shall be responsible for such Investor’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.12  Investor Review.  Such Investor acknowledges that such Investor has had the opportunity to review this Agreement, and all exhibits attached hereto including specifically the form of the Note, and the transactions contemplated by this Agreement and to consult with such Investor’s own legal counsel and advisors.  Each such Investor is relying solely on such Investor’s legal counsel, if consulted, and not on any statements or representations of the Company or any of the Company’s agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

4.      Conditions of Investors’ Obligations at the Closings.  The obligations of each Investor under Section 1.1 of this Agreement with respect to the initial Closing and Section 1.2 of this Agreement with respect to each Interim Closing are subject to the fulfillment on or before the applicable Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

4.1  Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true on and as of the applicable Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2  Performance.  The Company shall have performed and complied with all material agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the applicable Closing.

5.      Conditions of the Company’s Obligations at Closing.  The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the applicable Closing of each of the following conditions by that Investor:

5.1  Representations and Warranties.  The representations and warranties of the Investor contained in Section 3 shall be true on and as of the applicable Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

5.2  Payment of Purchase Price.  The Investor shall have delivered the applicable Purchase Price.

6.      Miscellaneous.

6.1  Survival.  The warranties, representations and covenants of the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing.  The warranties, representations and covenants of the Company shall survive execution and delivery of this Agreement and each Closing.

6.2  Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Notes).  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3  Choice of Law; Jurisdiction .  This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware. Any lawsuit or litigation arising under, out of, in connection with, or in relation to this Agreement, any amendment hereof, or the breach hereof, shall be brought in the courts of Omaha, Nebraska, which courts shall have exclusive jurisdiction over any such lawsuit or litigation.

6.4  Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5  Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

6.6  Finder’s Fee.  Each Investor represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.  Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible.

6.7  No Joint Venture.  Nothing in this Agreement shall create or be deemed to create a joint venture or partnership among the parties.  Each party agrees not to hold itself out as having any authority or as being in a relationship contrary to this Section 7.7.

6.8  Expenses; Attorneys’ Fees.  Regardless of whether any of the Closings occur, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the Notes.   If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Notes, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.9  Amendments and Waivers.  Except as otherwise provided in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Majority Noteholders.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Note purchased under this Agreement at the time outstanding, and each future holder of all such Notes and the Company.

6.10  Effect of Amendment or Waiver.  Each Investor acknowledges that by the operation of Section 6.8 hereof the holders of a majority of the then outstanding principal amount of the Notes will have the power to diminish or eliminate all rights of such Investor under this Agreement.

6.11  Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement to the minimum extent necessary to comply with the laws of the relevant jurisdiction and the balance of the Agreement shall be interpreted as if such provision were so excluded in such jurisdiction and shall be enforceable in accordance with its terms.

6.12  Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties.

6.13  Counterparts.  This Agreement may be executed in two (2) or more original or facsimile counterparts all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Promissory Note Purchase Agreement as of the date first above written.

COMPANY:

GABRIEL TECHNOLOGIES CORPORATION,
a Delaware Corporation

By:
Name:
Title:

Address:	Gabriel Technologies Corporation
Attention: President

INVESTORS:

By:
Name:
Title:

Address:

SCHEDULE A

SCHEDULE OF INVESTORS

(AS OF INITIAL CLOSING)

Investor	Principal Amount of Promissory Note	Date of Investment
Bob Lamse	$100,000	8/21/2009
Gary Elliston	$50,000	8/21/2009
Stephen Moore	$50,000	8/21/2009
Ron Durden	$50,000	8/21/2009
Craig Bardsley	$25,000	8/21/2009
Chris Zerbe	$25,000	8/21/2009

	TOTAL: $300,000

EXHIBIT A

FORM OF PROMISSORY NOTE